Exhibit 99.1

PANDORA REPORTS 3Q13 FINANCIAL RESULTS

•                  3Q13 total revenue of $120.0 million grew 60% year-over-year

•                  3Q13 total mobile revenue of $73.9 million grew 112% year-over-year

•                  3Q13 total listener hours of 3.56 billion grew 67% year-over-year

•                  Active users reach 59.2 million growing 47% year-over-year

OAKLAND, Calif — December 04, 2012 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the third quarter of fiscal 2013.

“This quarter exceeded our expectations as we monetized mobile at record levels and grew total mobile revenue 112%,” stated Joe Kennedy, Chairman & CEO of Pandora.  “During the quarter we launched Pandora 4.0, the biggest redesign on the iOS and Android platforms ever, bringing new, innovative and enhanced functionality to mobile devices for the first time for both users and advertisers.”

Fiscal 3Q13 Financial Results

Total Revenue: For the third quarter of fiscal 2013, total revenue was $120.0 million, a 60% year-over-year increase.  Advertising revenue was $106.3 million, a 61% year-over-year increase.  Subscription and other revenue was $13.7 million, a 52% year-over-year increase.

Earnings per Share:  For the third quarter of fiscal 2013, GAAP basic and diluted earnings per share were $0.01. Non-GAAP basic and diluted earnings per share were $0.05, excluding approximately $7.1 million in stock-based compensation. Basic earnings per share was based on 169.4 million weighted average shares outstanding and diluted earnings per share was based on 190.3 million weighted average shares outstanding.

Cash: For the third quarter of fiscal 2013, the company ended with $80.5 million in cash, cash equivalents and short-term investments, compared with $82.3 million at the end of the prior quarter.  For the third quarter of fiscal 2013, Pandora’s cash used in operating activities was approximately $878 thousand compared to cash provided by operating activities of $111 thousand in the year-ago quarter.

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Other Business Metrics

Total listener hours: Total listener hours grew 67% to 3.56 billion for the third quarter of fiscal 2013, compared to 2.12 billion for the third quarter of fiscal 2012.

Guidance

Based on information available as of December 4, 2012, the company is providing financial guidance for the fourth quarter and fiscal year 2013 as follows:

4Q13 Guidance:  Revenue is expected to be in the range of $120 million to $123 million.  Non-GAAP loss per share is expected to be between ($0.06) and ($0.09).  Non-GAAP loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 171 million weighted average basic shares outstanding for the fourth quarter fiscal 2013.

Fiscal 2013 Guidance:  Revenue is expected to be in the range of $422 million to $425 million.  Non-GAAP loss per share is expected to be between ($0.09) and ($0.12).  Non-GAAP loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 168 million weighted average basic shares outstanding for fiscal 2013.

3Q13 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the third quarter of fiscal 2013 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 35603295, and available via webcast until December 18, 2012.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.) Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people in the U.S. turn on Pandora to hear music they love.

www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause

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or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the current quarter, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time.  The company’s results of operations for the current quarter are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

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• Cost of revenue - other

• Product development

• Marketing and sales

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

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Contacts:

Dominic Paschel

VP, Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Eric Brown

Pandora Communications and Public Relations

press@pandora.com

press@pandora.com

(510) 842-6960

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Pandora Media, Inc.

Condensed Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2011	2012	2011	2012
Revenue:
Advertising	$65,985	$106,258	$167,904	$266,239
Subscription services and other	9,023	13,747	25,110	35,817
Total revenue	75,008	120,005	193,014	302,056

Costs and expenses:
Cost of revenue - Content acquisition costs	37,658	65,713	100,539	182,053
Cost of revenue - Other (1)	6,260	8,338	16,080	22,769
Product development (1)	3,685	4,371	9,842	12,965
Marketing and sales (1)	16,628	26,714	44,094	73,631
General and administrative (1)	10,021	12,700	25,374	33,914
Total costs and expenses	74,252	117,836	195,929	325,332
Income (loss) from operations	756	2,169	(2,915)	(23,276)

Other income (expense):
Interest income	28	19	31	76
Interest expense	(123)	(137)	(493)	(397)
Other income (expense), net	—	1	(4,485)	1
Income (loss) before provision for income taxes	661	2,052	(7,862)	(23,596)

Income tax benefit (expense)	(23)	—	(66)	5
Net income (loss)	$638	$2,052	$(7,928)	$(23,591)

Accretion of redeemable convertible preferred stock	—	—	(110)	—
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	—	—	(3,648)	—

Net income (loss) attributable to common stockholders	$638	$2,052	$(11,686)	$(23,591)

Basic net income (loss) per share attributable to common stockholders	$0.00	$0.01	$(0.13)	$(0.14)
Weighted-average shares used in computing basic per share amounts	161,288	169,391	86,976	167,423

Diluted net income (loss) per share attributable to common stockholders	$0.00	$0.01	$(0.13)	$(0.14)
Weighted-average number of shares used in computing diluted per share amounts	191,014	190,278	86,976	167,423

(1) Amounts include stock-based compensation expenses as follows:

	2011	2012	2011	2012
Cost of revenue - Other	$184	$333	$396	$900
Product development	491	1,180	1,081	3,351
Marketing and sales	1,463	3,186	2,965	8,854
General and administrative	537	2,374	1,297	5,505
	$2,675	$7,073	$5,739	$18,610

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of January 31,	As of October 31,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$44,126	$57,725
Short-term investments	46,455	22,778
Accounts receivable, net	66,738	97,864
Prepaid expenses and other current assets	2,806	4,409
Total current assets	160,125	182,776

Property and equipment, net	15,576	16,387
Other assets	2,314	2,612
Total assets	$178,015	$201,775

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,053	$3,615
Accrued liabilities	3,838	6,234
Accrued royalties	33,822	44,430
Deferred revenue	19,232	26,976
Accrued compensation	11,962	11,719
Total current liabilities	70,907	92,974

Other long-term liabilities	2,568	4,064
Total liabilities	73,475	97,038

Stockholders’ equity:
Common stock	16	17
Additional paid-in capital	205,955	229,742
Accumulated deficit	(101,426)	(125,017)
Accumulated other comprehensive loss	(5)	(5)
Total stockholders’ equity	104,540	104,737
Total liabilities and stockholders’ equity	$178,015	$201,775

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2011	2012	2011	2012
Operating Activities
Net income (loss)	$638	$2,052	$(7,928)	$(23,591)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,272	1,811	2,987	5,147
Loss on disposition of assets	283	—	283	23
Stock-based compensation	2,675	7,073	5,739	18,610
Remeasurement of preferred stock warrants	—	—	4,499	—
Amortization of premium on investments	—	87	—	279
Amortization of debt issuance costs and debt discount	66	66	124	198
Changes in assets and liabilities:
Accounts receivable	(8,812)	(17,477)	(18,035)	(31,126)
Prepaid expenses and other assets	1,671	(1,360)	711	(2,036)
Accounts payable and accrued liabilities	1,397	2,815	259	4,532
Accrued royalties	1,108	4,077	7,542	10,608
Accrued compensation	584	(2,853)	4,404	(243)
Deferred revenue	(771)	2,831	2,522	7,744
Reimbursement of cost of leasehold improvements	—	—	375	1,243
Net cash provided by (used in) operating activities	111	(878)	3,482	(8,612)

Investing Activities
Purchases of property and equipment	(3,653)	(2,094)	(9,024)	(5,981)
Purchases of short-term investments	(36,934)	(15,031)	(36,934)	(50,124)
Maturities of short-term investments	—	24,900	—	73,460
Net cash provided by (used in) investing activities	(40,587)	7,775	(45,958)	17,355

Financing activities
Repayments of debt	—	—	(7,596)	—
Proceeds from exercise of preferred stock warrants	—	—	165	—
Proceeds from initial public offering, net of offering costs	(754)	—	90,912	—
Proceeds from issuance of common stock	174	1,498	828	5,065
Tax withholdings related to net share settlements of restricted stock units	—	(208)	—	(208)
Payment of dividends to preferred stockholders at initial public offering	(375)	—	(31,005)	—
Net cash provided by (used in) financing activities	(955)	1,290	53,304	4,857

Effects of foreign currency translation on cash and cash equivalents	—	(1)	—	(1)

Net increase (decrease) in cash and cash equivalents	(41,431)	8,186	10,828	13,599
Cash and cash equivalents at beginning of period	95,307	49,539	43,048	44,126
Cash and cash equivalents at end of period	$53,876	$57,725	$53,876	$57,725

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2011	2012	2011	2012
Net loss and net loss per share reconciliations
GAAP net income (loss)	$638	$2,052	$(7,928)	$(23,591)
Stock-based compensation	2,675	7,073	5,739	18,610
Change in the fair value of the warrant	—	—	4,499	—
Non-GAAP net income (loss)	$3,313	$9,125	$2,310	$(4,981)

Non-GAAP net income (loss) per common share - basic	$0.02	$0.05	$0.01	$(0.03)

Weighted-average common shares outstanding - basic*	161,288	169,391	157,007	167,423

Non-GAAP net income (loss) per common share - diluted	$0.02	$0.05	$0.01	$(0.03)

Weighted-average common shares outstanding - diluted*	191,014	190,278	186,508	167,423

Costs and expenses reconciliation:
GAAP costs and expenses	$74,252	$117,836	$195,929	$325,332
Stock-based compensation	(2,675)	(7,073)	(5,739)	(18,610)
Non-GAAP costs and expenses	$71,577	$110,763	$190,190	$306,722

Loss from operations reconciliation:
GAAP income (loss) from operations	$756	$2,169	$(2,915)	$(23,276)
Stock-based compensation in cost of revenue	184	333	396	900
Stock-based compensation in product development	491	1,180	1,081	3,351
Stock-based compensation in marketing and sales	1,463	3,186	2,965	8,854
Stock-based compensation in general and administrative	537	2,374	1,297	5,505
Non-GAAP income (loss) from operations	$3,431	$9,242	$2,824	$(4,666)

*Weighted-average common shares for the nine months ended October 31, 2011 have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.